Exhibit 99.1
For Immediate Release
Energy West Announces Earnings for Second Quarter of Fiscal Year 2006 and Declaration of Dividend
GREAT FALLS, Mont., May 15, 2006/PRNewswire-First Call/—ENERGY WEST, INCORPORATED (NASDAQ EWST - News), a natural gas, propane, and energy marketing company serving the Rocky Mountain states, today announced its earnings for the third fiscal quarter ended March 31, 2006. The Company reported consolidated net income for the quarter of $1,645,782, or $.56 per share, as compared to net income of $2,186,315, or $.84 per share, for the same period in fiscal year 2005. The 2005 earnings were impacted by a positive, non-recurring timing difference of $743,500 in revenue relating to a transaction in 2004 which, due to accounting rules was reported in the third quarter of 2005.
The Company also reported its financial results for the nine month period ending March 31, 2006, representing the Company’s first three quarters of operation for the fiscal year that will end June 30, 2006. For that nine month period, the Company reported net income of $2,141,313, or $.73 per share, compared to net income of $1,631,018, or $.63 per share, for the same period ending March 31, 2005.
The Company also announced the declaration by its Board of Directors of a dividend in the amount of $.08 per share to shareholders of record on May 25, 2006. The dividend will be payable on May 31, 2006. The dividend represents an increase of $.03 (or 60%) over the previous dividend payment.
Company President and Chief Executive Officer, David Cerotzke, commented that “We are pleased that the first three quarters of this fiscal year have accelerated the momentum we established last year. The nine months ending March 31, 2006 represent the highest earnings from core operations (excluding electricity marketing revenues) in the history of our company. We are particularly gratified that we were able to provide these results in the face of one of our warmest winters, during a period of historically high natural gas prices, and during a period of increasing interest rates.”
Financial statements for the periods ended March 31, 2006 are set forth in the Company’s quarterly report on Form 10-Q, which was filed today with the Securities and Exchange Commission.
Safe Harbor Regarding Forward-Looking Statements: Energy West is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Specific forward- looking statements contained in this press release include the Company’s belief that its financial strength is continuing to improve and that it is creating forward momentum that it expects to continue for the balance of the fiscal year and into the future. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company ‘s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
     For additional information or clarification, please contact: Wade Brooksby, Financial Communications, 1-406-791-7520, of Energy West, Incorporated.
     Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.